Exhibit 99.1

CareTrust REIT Announces First Quarter 2026 Operating Results; Increases 2026 Guidance

Conference Call Scheduled for Friday, May 8, 2026 at 11:00 am ET
DANA POINT, Calif., May 7, 2026 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended March 31, 2026, as well as other recent events.
For the quarter, CareTrust reported:
•Net income of $80.2 million and net income per diluted weighted average share of $0.36, an increase of $0.01, or 3%, over the prior year quarter;
•Normalized FFO of $107.4 million and Normalized FFO per diluted weighted average share of $0.48, an increase of $0.06, or 14%, over the prior year quarter;
•Normalized FAD of $107.6 million and Normalized FAD per diluted weighted average share of $0.48, an increase of $0.05, or 12%, over the prior year quarter;
•$245.1 million of investment activity closed at a blended stabilized yield of 8.8%;
•$129.5 million of gross proceeds from settlement of equity forward contracts under the ATM Program;
•Net Debt to Annualized Normalized Run Rate EBITDA of 0.6x;
•100.0% collection of contractual rent and interest; and
•A quarterly dividend of $0.39 per share, representing a 16.4% year over year increase and a payout ratio of approximately 81% of Normalized FAD.
Since quarter end, CareTrust reports:
•$864.1 million of investment activity closed at a blended stabilized yield of 8.9%, including approximately $116.7 million of previously unannounced investments at a blended stabilized yield of 9.4%;
•A $360 million investment pipeline;
•$350 million net drawn on the $1.2 billion unsecured revolving credit facility as of May 7, 2026;
•$70 million of cash on hand as of May 6, 2026;
•Settled all outstanding equity forward contracts under the ATM Program for gross proceeds of $363.6 million; and
•Investment grade rating upgrade from Moody's.
CareTrust’s Chief Executive Officer, Dave Sedgwick, commented, “The first quarter was a strong start to the year and a powerful continuation of the momentum we’ve been generating in recent years. And we currently have no intention of slowing down, with $747 million of investments announced in April and another $117 million of investments announced today, including our second SHOP transaction and a portfolio of seven skilled nursing and senior housing communities. With approximately $1.1 billion of investments closed year-to-date at a blended stabilized yield of approximately 8.9%, our team is firing on all cylinders. We remain on track for another exceptional year, supported by a reloaded pipeline of near-term, actionable opportunities across all three of our growth engines, deepening operator relationships across the US and UK, a fortress balance sheet, and a team that is executing at the highest level. We could not be more excited about our prospects for the coming years.”
Financial Results for Quarter Ended March 31, 2026
For the first quarter, CareTrust reported net income of $80.2 million, or $0.36 per diluted weighted-average common share, Normalized FFO of $107.4 million, or $0.48 per diluted weighted-average common share, and Normalized FAD of $107.6 million, or $0.48 per diluted weighted-average common share.
Liquidity
As of quarter end, CareTrust reported Net Debt-to-Annualized Normalized Run Rate EBITDA of 0.6x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 3.6%. Derek Bunker, CareTrust's Chief Financial Officer, stated that as of today the Company has $350 million in borrowings outstanding on its $1.2 billion unsecured revolving credit facility, with no scheduled debt maturities prior to 2028. As of May 7, 2026, the Company had $879.0 million available for future issuances under the ATM Program. He also reported that CareTrust currently has approximately $70 million in cash on hand.

Increased 2026 Guidance
The Company provided updated guidance for 2026, projecting net income attributable to CareTrust of approximately $1.49 to $1.53 per share, Normalized FFO of approximately $2.00 to $2.04 per share, and Normalized FAD of approximately $1.98 to $2.02 per share. Mr. Bunker commented, “The midpoints of our new Normalized FFO and Normalized FAD guidance represent increases of 14.8% and 13.6%, respectively, over 2025 results. Our liquidity and access to capital remain strong, which we believe will provide us the flexibility to continue funding our recent pace of investment activity. With multiple levers across our capital toolkit including a new investment grade rating, and the support of deep relationships across the debt and equity markets, we believe we are well-positioned to 'keep the growth flywheel turning'."
Mr. Bunker noted that full year 2026 guidance is based on a weighted average diluted share count of 234 million shares, and assumes the following:
•No new investments, loans, or dispositions beyond those made year-to-date;
•No new debt or equity issuances beyond those made year-to-date;
•2.5% inflation-based rent escalators under long-term triple net leases;
•$145 million of loans to be fully repaid throughout the year; and
•No material change in the GBP:USD spot exchange rate.
Dividend Increased
During the first quarter, CareTrust increased its quarterly dividend from $0.335 to $0.39 per common share. On an annualized basis, the payout ratio was approximately 81% based on first quarter 2026 Normalized FFO, and 81% based on first quarter 2026 Normalized FAD.
Conference Call
A conference call will be held on Friday, May 8, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time), during which CareTrust’s management will discuss first quarter 2026 results, recent developments and other matters. The toll-free dial-in number is 1 (833) 461-5787 or toll dial-in number is 1 (585) 542-9983 and the conference ID number is 411597838. The live audio webcast of the earnings conference call will be available on the Investors section of CareTrust’s website at investor.caretrustreit.com/events-and-presentations. To view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded and will be available for replay via the website for 30 days following the call.
About CareTrustTM
CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a portfolio of long-term net-leased properties spanning the United States and United Kingdom, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States and internationally. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: access to capital; investment activity; growth prospects; and operating and financial performance, including our fiscal year 2026 guidance and the assumptions set forth therein.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability of our tenants, managers, and borrowers to successfully operate our properties and to meet and/or perform their obligations under the agreements we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the impact of unstable market and economic conditions; (iii) the impact of healthcare reform legislation, including reimbursement rates and potential minimum staffing level requirements, on the operating results and financial conditions of our tenants, managers, and borrowers; (iv) the consequences of bankruptcy, insolvency or financial deterioration of our tenants, managers and borrowers; (v) the ability and willingness of our tenants, managers and borrowers to renew their agreements with us, and our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant or manager; (vi) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (vii) the impact of public health crises; (viii) the availability of and the ability to identify (a) tenants and managers who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants and managers on favorable terms; (ix) the intended benefits of our acquisition of Care REIT plc (“Care REIT”) may not be realized, and the additional risks we will be subject to from our investment in Care REIT and any other international investments; (x) the additional operational and legal risks associated with our properties managed in a RIDEA structure; (xi) the impact of the unfavorable resolution of litigation or disputes and rising liability and insurance costs as a result thereof or other market factors; (xii) the ability to retain our key management personnel; (xiii) the ability to maintain our status as a real estate investment trust (“REIT”); (xiv) changes in the U.S. and U.K. tax law and other state, federal or local laws, whether or not specific to REITs; (xv) the ability to generate sufficient cash flows to service our outstanding indebtedness; (xvi) access to debt and equity capital markets; (xvii) fluctuating interest and currency rates; and (xviii) any additional factors included under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”).
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended March 31, 2026 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2026	2025
Revenues:
Rental income	$114,196	$71,646
Resident fees and services	3,852	—
Interest income from financing receivable	2,778	2,807
Interest income from other real estate related investments and other income	21,957	22,168
Total revenues	142,783	96,621
Expenses:
Depreciation and amortization	29,430	17,841
Interest expense	11,242	6,669
Property taxes and insurance	2,453	2,065
Senior housing operating expenses	3,106	—
Transaction costs	207	888
Property operating expenses	296	105
General and administrative	14,337	9,023
Total expenses	61,071	36,591
Other income:
Gain on sale of real estate, net	—	3,876
Unrealized gain on other real estate related investments, net	7	1,287
Gain on foreign currency transactions, net	57	—
Total other income	64	5,163
Income before income tax expense	81,776	65,193
Income tax expense	(2,271)	—
Net income	79,505	65,193
Net loss attributable to noncontrolling interests	(705)	(609)
Net income attributable to CareTrust REIT, Inc.	$80,210	$65,802

Earnings per common share attributable to CareTrust REIT, Inc.:
Basic	$0.36	$0.35
Diluted	$0.36	$0.35

Weighted-average number of common shares:
Basic	223,014	187,152
Diluted	223,955	187,416
Dividends declared per common share	$0.39	$0.335

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands and unaudited)
	Three Months Ended March 31,
	2026	2025

Net income attributable to CareTrust REIT, Inc.	$80,210	$65,802
Depreciation and amortization	29,430	17,841
Noncontrolling interests' share of real estate related depreciation and amortization	(2,812)	(2,223)
Interest expense	11,242	6,669
Income tax expense	2,271	—
Amortization of stock-based compensation	3,184	3,093
Amortization of stock-based compensation related to extraordinary incentive plan	264	816
EBITDA attributable to CareTrust REIT, Inc.	123,789	91,998
Property operating expenses (recoveries)	303	(105)
Gain on sale of real estate, net	—	(3,876)
Non-routine transaction costs	207	888
Unrealized gain on other real estate related investments, net	(7)	(1,287)
Normalized EBITDA attributable to CareTrust REIT, Inc.	124,292	87,618
Full impact of quarterly investments[1]	633	82
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$124,925	$87,700

[1] Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and pay downs were completed as of the beginning of the period.

NET DEBT TO ANNUALIZED NORMALIZED RUN RATE EBITDA RECONCILIATION
(in thousands and unaudited)
	Three Months Ended March 31,
	2026	2025
Total debt	$900,000	$825,000
Cash, cash equivalents, restricted cash and escrow deposits on acquisitions of real estate	(223,207)	(667,101)
Net proceeds from ATM forward[1]	(355,905)	—
Net Debt	$320,888	$157,899
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.[2]	$499,700	$350,800
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	0.6x	0.5x
[1] Assumes the net proceeds from the future expected settlement of shares sold under equity forward contracts through the Company's ATM program reduces outstanding debt and assumes the shares were issued.
[2] Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands and unaudited)
	Three Months Ended March 31,
	2026	2025

Net income attributable to CareTrust REIT, Inc.	$80,210	$65,802
Real estate related depreciation and amortization	29,283	17,833
Noncontrolling interests' share of real estate related depreciation and amortization	(2,812)	(2,223)
Gain on sale of real estate, net	—	(3,876)
FFO attributable to CareTrust REIT, Inc.	106,681	77,536
Property operating expenses (recoveries)	303	(105)
Non-routine transaction costs	207	888
Amortization of stock-based compensation related to extraordinary incentive plan	264	816
Unrealized gain on other real estate related investments, net	(7)	(1,287)
Normalized FFO attributable to CareTrust REIT, Inc.	$107,448	$77,848

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2026	2025

Net income attributable to CareTrust REIT, Inc.	$80,210	$65,802
Real estate related depreciation and amortization	29,283	17,833
Noncontrolling interests' share of real estate related depreciation and amortization	(2,812)	(2,223)
Amortization of deferred financing fees	1,120	914
Amortization of stock-based compensation	3,184	3,093
Amortization of stock-based compensation related to extraordinary incentive plan	264	816
Straight-line rental income	(3,843)	7
Amortization of lease incentives	49	48
Noncontrolling interests' share of amortization of lease incentives	(24)	(24)
Amortization of above and below market leases	1	(926)
Noncontrolling interests' share of amortization of below market leases	—	463
Non-cash interest income	(348)	(623)
Gain on sale of real estate, net	—	(3,876)
FAD attributable to CareTrust REIT, Inc.	107,084	81,304
Property operating expenses (recoveries)	303	(105)
Non-routine transaction costs	207	888
Unrealized gain on other real estate related investments, net	(7)	(1,287)
Normalized FAD attributable to CareTrust REIT, Inc.	$107,587	$80,800

FFO per share attributable to CareTrust REIT, Inc.	$0.48	$0.41
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.48	$0.42

FAD per share attributable to CareTrust REIT, Inc.	$0.48	$0.43
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.48	$0.43
Diluted weighted average shares outstanding [1]	224,155	187,574

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Revenues:
Rental income	$71,646	$86,033	$104,265	$106,250	$114,196
Resident fees and services	—	—	—	1,225	3,852
Interest income from financing receivable	2,807	2,886	2,908	2,891	2,778
Interest income from other real estate related investments and other income	22,168	23,550	25,271	24,493	21,957
Total revenues	96,621	112,469	132,444	134,859	142,783
Expenses:
Depreciation and amortization	17,841	21,215	26,693	27,142	29,430
Interest expense	6,669	13,038	12,622	11,378	11,242
Property taxes and insurance	2,065	2,117	2,326	2,260	2,453
Senior housing operating expenses	—	—	—	952	3,106
Impairment of real estate investments	—	—	452	2,031	—
Transaction costs	888	61	560	3,820	207
Property operating expenses (recoveries)	105	938	279	(1,460)	296
General and administrative	9,023	12,549	15,420	15,473	14,337
Total expenses	36,591	49,918	58,352	61,596	61,071
Other income (loss):
Other income, net	—	—	—	4,350	—
Loss on extinguishment of debt	—	—	(390)	—	—
Gain on sale of real estate, net	3,876	—	—	27,672	—
Unrealized gain on other real estate related investments, net	1,287	1,968	3,603	8,973	7
Gain (loss) on foreign currency transactions	—	4,413	(298)	(103)	57
Total other income	5,163	6,381	2,915	40,892	64
Income before income tax expense	65,193	68,932	77,007	114,155	81,776
Income tax expense	—	(1,030)	(2,077)	(1,894)	(2,271)
Net income	65,193	67,902	74,930	112,261	79,505
Net (loss) income attributable to noncontrolling interests	(609)	(643)	29	971	(705)
Net income attributable to CareTrust REIT, Inc.	$65,802	$68,545	$74,901	$111,290	$80,210

Diluted earnings per share attributable to CareTrust REIT, Inc.	$0.35	$0.35	$0.35	$0.50	$0.36

Diluted weighted average shares outstanding	187,416	192,851	212,271	223,345	223,955

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026

Net income attributable to CareTrust REIT, Inc.	$65,802	$68,545	$74,901	$111,290	$80,210
Depreciation and amortization	17,841	21,215	24,309	27,142	29,430
Noncontrolling interests' share of real estate related depreciation and amortization	(2,223)	(2,513)	(2,796)	(2,876)	(2,812)
Interest expense	6,669	13,038	12,622	11,378	11,242
Income tax expense	—	1,030	2,077	1,894	2,271
Amortization of stock-based compensation[1]	3,093	1,945	1,700	28	3,184
Amortization of stock-based compensation related to extraordinary incentive plan	816	1,081	793	793	264
EBITDA attributable to CareTrust REIT, Inc.	91,998	104,341	113,606	149,649	123,789
Impairment of real estate investments	—	—	452	2,031	—
(Gain) loss on foreign currency transactions, net	—	(4,413)	298	103	—
Property operating (recoveries) expenses	(105)	1,090	402	(1,561)	303
Gain on sale of real estate, net	(3,876)	—	—	(27,672)	—
Loss on extinguishment of debt	—	—	390	—	—
Non-routine transaction costs	888	61	560	3,820	207
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	—	(1,023)	—	—
Qualifying retirement benefits	—	—	—	1,896	—
Other expenses	—	—	—	359	—
Other income, net of NCI share[2]	—	—	—	(2,171)	—
Unrealized gain on other real estate related investments, net	(1,287)	(1,968)	(3,603)	(8,973)	(7)
Normalized EBITDA attributable to CareTrust REIT, Inc.	$87,618	$99,111	$111,082	$117,481	$124,292
Net income attributable to CareTrust REIT, Inc.	$65,802	$68,545	$74,901	$111,290	$80,210
Real estate related depreciation and amortization	17,833	21,208	24,303	27,046	29,283
Noncontrolling interests' share of real estate related depreciation and amortization	(2,223)	(2,513)	(2,796)	(2,876)	(2,812)
Impairment of real estate investments	—	—	452	2,031	—
Gain on sale of real estate, net	(3,876)	—	—	(27,672)	—
FFO attributable to CareTrust REIT, Inc.	77,536	87,240	96,860	109,819	106,681
(Gain) loss on foreign currency transactions	—	(4,413)	298	103	—
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	—	(1,023)	—	—
Property operating (recoveries) expenses	(105)	1,090	402	(1,561)	303
Non-routine transaction costs	888	61	560	3,820	207
Loss on extinguishment of debt	—	—	390	—	—
Amortization of stock-based compensation related to extraordinary incentive plan	816	1,081	793	793	264
Qualifying retirement benefits	—	—	—	1,896	—
Other expenses	—	—	—	359	—
Other income, net of NCI share[2]	—	—	—	(2,171)	—
Unrealized gain on other real estate related investments, net	(1,287)	(1,968)	(3,603)	(8,973)	(7)
Normalized FFO attributable to CareTrust REIT, Inc.	$77,848	$83,091	$94,677	$104,085	$107,448

[1] A portion of the amortization of stock-based compensation for the three months ended December 31, 2025, was moved to Qualifying retirement benefits to represent the amount of accelerated stock-based compensation recorded during the twelve months ended December 31, 2025 related to an employee that met authorized retirement in the period.
[2] Other income, net of NCI share represents a fee received in connection with the release of a facility from a purchase agreement, net of commission fees paid.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026

Net income attributable to CareTrust REIT, Inc.	$65,802	$68,545	$74,901	$111,290	$80,210
Real estate related depreciation and amortization	17,833	21,208	24,303	27,046	29,283
Noncontrolling interests' share of real estate related depreciation and amortization	(2,223)	(2,513)	(2,796)	(2,876)	(2,812)
Amortization of deferred financing fees	914	984	1,121	1,121	1,120
Amortization of stock-based compensation	3,093	1,945	1,700	28	3,184
Amortization of stock-based compensation related to extraordinary incentive plan	816	1,081	793	793	264
Straight-line rental income	7	(1,760)	(3,419)	(3,581)	(3,843)
Amortization of lease incentives	48	48	48	49	49
Noncontrolling interests' share of amortization of lease incentives	(24)	(24)	(24)	(24)	(24)
Amortization of above and below market leases	(926)	(972)	(390)	(81)	1
Noncontrolling interests' share of amortization of below market leases	463	463	154	—	—
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	—	(1,023)	—	—
Non-cash interest income	(623)	(703)	(724)	1,417	(348)
Impairment of real estate investments	—	—	452	2,031	—
Gain on sale of real estate, net	(3,876)	—	—	(27,672)	—
FAD attributable to CareTrust REIT, Inc.	81,304	88,302	95,096	109,541	107,084
(Gain) loss on foreign currency transactions	—	(4,413)	298	103	—
Property operating (recoveries) expenses	(105)	1,090	402	(1,561)	303
Non-routine transaction costs	888	61	560	3,820	207
Loss on extinguishment of debt	—	—	390	—	—
Qualifying retirement benefits	—	—	—	1,896	—
Other expenses	—	—	—	359	—
Other income, net of NCI share	—	—	—	(2,171)	—
Unrealized gain on other real estate related investments, net	(1,287)	(1,968)	(3,603)	(8,973)	(7)
Normalized FAD attributable to CareTrust REIT, Inc.	$80,800	$83,072	$93,143	$103,014	$107,587
FFO per share attributable to CareTrust REIT, Inc.	$0.41	$0.45	$0.46	$0.49	$0.48
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.42	$0.43	$0.45	$0.47	$0.48
FAD per share attributable to CareTrust REIT, Inc.	$0.43	$0.46	$0.45	$0.49	$0.48
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.43	$0.43	$0.44	$0.46	$0.48
Diluted weighted average shares outstanding [1]	187,574	193,055	212,575	223,721	224,155

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2026	December 31, 2025
Assets:
Real estate investments, net	$3,876,643	$3,709,576
Financing receivable, at fair value (including accrued interest of $1,261 and $913 as of March 31, 2026 and December 31, 2025, respectively)	92,541	92,193
Other real estate related investments (including accrued interest of $7,610 and $5,759 as of March 31, 2026 and December 31, 2025, respectively)	931,546	899,262
Cash and cash equivalents	223,207	198,042
Accounts and other receivables	14,465	10,368
Prepaid expenses and other assets, net	90,859	230,427
Deferred financing costs, net	7,874	8,568
Total assets	$5,237,135	$5,148,436

Liabilities and Equity:
Senior unsecured notes payable, net	$398,038	$397,816
Senior unsecured term loan, net	496,608	496,404
Accounts payable, accrued liabilities and deferred rent liabilities	100,073	120,442
Dividends and distributions payable	88,547	74,806
Total liabilities	1,083,266	1,089,468

Redeemable noncontrolling interests	15,705	18,156

Equity:
Common stock	2,265	2,227
Additional paid-in capital	4,638,336	4,518,977
Cumulative distributions in excess of earnings	(500,038)	(491,796)
Accumulated other comprehensive (loss) income	(8,967)	5,872
Total stockholders' equity	4,131,596	4,035,280
Noncontrolling interests	6,568	5,532
Total equity	4,138,164	4,040,812
Total liabilities and equity	$5,237,135	$5,148,436

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)
	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$79,505	$65,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	29,472	17,865
Amortization of deferred financing costs	1,120	914
Unrealized gain on other real estate related investments, net	(7)	(1,287)
Amortization of stock-based compensation	3,448	3,909
Straight-line rental income	(3,843)	7
Amortization of lease incentives	49	49
Amortization of above and below market leases	1	(926)
Noncash interest income	(2,082)	(1,904)
Gain on sale of real estate, net	—	(3,876)
Change in operating assets and liabilities:
Accounts and other receivables	(512)	(788)
Prepaid expenses and other assets, net	(1,486)	(3,451)
Accounts payable, accrued liabilities and deferred rent liabilities	(15,300)	(4,323)
Net cash provided by operating activities	90,365	71,382
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(71,727)	(40,162)
Purchases of equipment, furniture and fixtures and improvements to real estate	(3,160)	(2,276)
Investment in real estate related investments and other loans receivable	(30,549)	(6,389)
Principal payments received on real estate related investments and other loans receivable	340	4,582
Escrow deposits for potential acquisitions of real estate	(153)	(36,066)
Net proceeds from sales of real estate	—	44,401
Net cash used in investing activities	(105,249)	(35,910)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	127,904	15,562
Borrowings under unsecured revolving credit facility	—	425,000
Payments on deferred financing costs	—	(141)
Net-settle adjustment on restricted stock	(10,490)	(3,325)
Dividends paid on common stock	(74,805)	(54,388)
Contributions from noncontrolling interests	125	1,410
Distributions to noncontrolling interests	(2,204)	(902)
Net cash provided by financing activities	40,530	383,216
Effect of foreign currency translation	(481)	—
Net increase in cash and cash equivalents	25,165	418,688
Cash and cash equivalents as of the beginning of period	198,042	213,822
Cash and cash equivalents as of the end of period	$223,207	$632,510

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					March 31, 2026
	Interest		Maturity				% of	Deferred		Net Carrying
Debt	Rate		Date		Principal		Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000		44.4%	$(1,962)		$398,038
Senior unsecured term loan	4.630%	[1]	2030		500,000		55.6%	(3,392)		496,608
	4.294%				900,000		100.0%	(5,354)		894,646

Floating Rate Debt

Unsecured revolving credit facility	—%	[2]	2029	[3]	—	[4]	—%	—	[5]	—
	—%				—		—%	—		—

Total Debt	4.294%				$900,000		100.0%	$(5,354)		$894,646

[1] Funds can be borrowed at applicable SOFR plus 1.10% to 1.80% or at the Base Rate (as defined) plus 0.10% to 0.80%. The Company has entered into two interest rate swaps, with a notional amount of $250 million each, that convert the variable SOFR rate to an effective fixed interest rate of 3.5%.
[2] Funds can be borrowed at applicable SOFR plus 1.05% to 1.55% or at the Base Rate (as defined) plus 0.05% to 0.55%.
[3] Maturity date does not assume exercise of two 6-month extension options.
[4] Subsequent to March 31, 2026, the Company drew $350 million net on the unsecured revolving credit facility, resulting in $850 million of availability as of May 7, 2026.
[5] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
Increased Full Year 2026 Guidance[1]
(Unaudited)

	Total (in millions)		Per Share
	Low	High	Low	High
Net income attributable to CareTrust REIT, Inc.	$348	$358	$1.49	$1.53
Real estate related depreciation and amortization, net of NCI	117	117	0.50	0.50
Funds from Operations (FFO)	465	475	1.99	2.03
Normalizing items[2]	1	1	0.01	0.01
Normalized FFO	$466	$476	$2.00	$2.04

Net income attributable to CareTrust REIT, Inc.	$348	$358	$1.49	$1.53
Real estate related depreciation and amortization, net of NCI	117	117	0.50	0.50
Amortization of deferred financing fees	5	5	0.02	0.02
Amortization of stock-based compensation	12	12	0.05	0.05
Straight-line rental income	(15)	(15)	(0.06)	(0.06)
Noncash revenues related to financing receivable	(5)	(5)	(0.02)	(0.02)
Amortization of lease incentives	—	—	—	—
Noncontrolling interests' share of amortization of lease incentives	—	—	—	—
Funds Available for Distribution (FAD)	462	472	1.98	2.02
Normalizing items[2]	1	1	—	—
Normalized FAD	$463	$473	$1.98	$2.02

Weighted average diluted shares outstanding	234	234

Additional Guidance Measures
•Cash rental revenue of $442-450 million
•Interest income of $97-99 million
•General and administrative expense of $61-63 million
•Interest expense of $52-54 million
•Income tax expense of $9-10 million

[1]This guidance assumes and includes (i) no new investments, loans, or dispositions beyond those made year-to-date, (ii) no new debt or equity issuances beyond those made year-to-date, (iii) 2.5% inflation-based rent escalators under long-term NNN leases, (iv) $145 million of loans to be fully repaid throughout the year, and, (v) no material change in the GBP:USD spot rate.
[2] See "Non-GAAP Financial Measures" below for items typically excluded in Normalized FFO and Normalized FAD attributable to CareTrust REIT, Inc. The timing and amount of these excluded charges cannot be further allocated or quantified with certainty or is dependent on the timing and occurrence of certain actions and, accordingly, cannot be reasonably predicted or estimated without unreasonable efforts.

Non-GAAP Financial Measures
EBITDA, Normalized EBITDA and Net Debt to Annualized Normalized Run Rate EBITDA.
EBITDA attributable to CareTrust REIT, Inc. represents net income (loss) attributable to CareTrust REIT, Inc. before interest expense (including amortization of deferred financing costs), income tax expense, amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA attributable to CareTrust REIT, Inc. represents EBITDA attributable to CareTrust REIT, Inc. as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses on foreign currency transactions, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, accelerated amortization of lease intangibles, net of noncontrolling interests' share, extraordinary incentive plan payment, write-off of deferred financing costs, unrealized gains or losses on other real estate related investments, provision for doubtful accounts and lease restructuring, qualifying retirement benefits, and other income and expenses, as applicable. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
The Company also discloses Net Debt to Annualized Normalized Run Rate EBITDA, which compares the Company's Net Debt as of the last day of the quarter to the Annualized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter. "Net Debt" is defined as the Company's Total Debt as of the last day of the specified quarter adjusted to exclude the Company's cash, cash equivalents, restricted cash and escrow deposits on acquisition of real estate as of such date, as well as the net proceeds from the expected settlement of shares sold under equity forward contracts through the Company's ATM Program that are outstanding as of such date. "Normalized Run Rate EBITDA" represents Normalized EBITDA, adjusted to give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. "Annualized Normalized Run Rate EBITDA" is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the specified quarter multiplied by four.
Funds from Operations and Funds Available for Distribution.
Funds from Operations (“FFO”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, the National Association of Real Estate Investment Trusts ("Nareit”) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, adjustments for the share of consolidated joint ventures, and adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees, amortization of above and below market intangibles, amortization of lease incentives, the effects of straight-line rent, recurring capital expenditures required to maintain our properties, adjustments for the share of consolidated joint ventures and non-cash interest income. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
Normalized FFO and Normalized FAD.
The Company also reports normalized FFO ("Normalized FFO") attributable to CareTrust REIT, Inc. and normalized FAD ("Normalized FAD") attributable to CareTrust REIT, Inc., each of which adjust FFO and FAD, respectively, for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as write-off of deferred financing costs, provision for loan losses, accelerated amortization of lease intangibles, net of noncontrolling interests' share, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, amortization of stock-based compensation related to extraordinary incentive plan, extraordinary incentive plan payment, unrealized gains or losses on other real estate related investments, gains or losses on foreign currency transactions, recovery of previously reversed rent, lease termination revenue, property operating expenses, qualifying retirement benefits and other income and expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.

While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements. The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period.